EXECUTION 30 WINTER STREET OFFICE LEASE

2 OFFICE LEASE BETWEEN TFC 30 WINTER LLC, a Massachusetts limited liability company, AS LANDLORD AND AVEO PHARMACEUTICALS, INC., a Delaware corporation, AS TENANT 30 WINTER STREET BOSTON, MASSACHUSETTS

TABLE OF CONTENTS

		PAGE
1.	DEFINITIONS	1
2.	LEASE GRANT/POSSESSION	4
3.	USE	4
4.	RENT	5
5.	SECURITY DEPOSIT	6
6.	SERVICES TO BE FURNISHED BY LANDLORD	6
7.	LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY	8
8.	SIGNAGE	8
9.	MAINTENANCE, REPAIRS AND ALTERATIONS	9
10.	USE OF ELECTRICAL SERVICES BY TENANT	10
11.	ASSIGNMENT AND SUBLETTING	11
12.	MECHANIC'S LIENS	12
13.	INSURANCE	12
14.	INDEMNITY	14
15.	DAMAGES FROM CERTAIN CAUSES	14
16.	CASUALTY DAMAGE	15
17.	CONDEMNATION	15
18.	EVENTS OF DEFAULT	16
19.	REMEDIES	16
20.	LANDLORD'S DEFAULT	19
21.	NO WAIVER	19
22.	QUIET ENJOYMENT	19
23.	RELOCATION	20

PAGE ii 24. HOLDING OVER .................................................................................................20 25. SUBORDINATION TO MORTGAGE; ESTOPPEL CERTIFICATE.................20 26. NOTICE.................................................................................................................21 27. SURRENDER OF PREMISES .............................................................................21 28. RIGHTS RESERVED TO LANDLORD ..............................................................22 29. MISCELLANEOUS. .............................................................................................22 30. NO OFFER ............................................................................................................24 31. ENTIRE AGREEMENT........................................................................................24 32. LIMITATION OF LIABILITY .............................................................................25 EXHIBIT A – OUTLINE AND LOCATION OF PREMISES EXHIBIT B – RULES AND REGULATIONS EXHIBIT C – PAYMENT OF BASIC COSTS EXHIBIT D – INTENTIONALLY OMITTED EXHIBIT E – ADDITIONAL PROVISIONS EXHIBIT F – COMMENCEMENT LETTER

OFFICE LEASE This Office Lease (the “Lease”) is made and entered into on this the __ day of , 2022 (the “Effective Date”), between TFC 30 WINTER LLC, a Massachusetts limited liability company (“Landlord”), and AVEO PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). W I T N E S S E T H: 1. Definitions. The following are definitions of some of the defined terms used in this Lease. The definitions of other defined terms are found throughout this Lease.“Additional Rent” shall mean Tenant's Pro Rata Share of Basic Costs (hereinafter defined) and Tenant's Pro Rata Share of Taxes (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. B. “Base Rent”: Base Rent shall be paid according to the following schedule, subject to the provisions of Section 4 hereof. For the purposes of this Section 1B, each “Lease Year” shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date (or portion thereof ending on the Expiration Date). PERIOD ANNUAL BASE RENT MONTHLY INSTALLMENTS OF BASE RENT First Lease Year $323,250.00 $26,937.50 Second Lease Year $329,715.00 $27,476.25 The Base Rent due for the first month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof. C. “Base Year” shall mean calendar year 2022 with respect to Basic Costs (as defined on Exhibit C attached hereto) and the Tax Fiscal Year 2023 (the 12 month period ending on June 30, 2023) with respect to Taxes (as defined on Exhibit C attached hereto). D. “Basic Costs” is defined in Exhibit C attached hereto. E. “Broker” shall mean, collectively, CBRE, Inc. F. “Building” shall mean the office building at 30 Winter Street, Boston, Massachusetts. G. “Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays as determined by Landlord from time to time. 4th

2 H. “Common Areas” shall mean those areas located within the Building or on the Property designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public. I. “Default Rate” shall mean the lower of (i) fifteen percent (15%) per annum, or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law. J. Intentionally Omitted. K. “Lease Term” shall mean a period of twenty-four (24) months commencing on November 30, 2022 (the “Commencement Date”) and, unless sooner terminated as provided herein, ending on November 29, 2024 (the “Expiration Date”) L. “Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of holidays. M. “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively: Tenant: AVEO Pharmaceuticals, Inc. 30 Winter Street Boston, MA 02108 Attn: Michael Bailey, CEO With a copy to: AVEO Pharmaceuticals, Inc. 30 Winter Street Boston, MA 02108 Attn: Legal Department Landlord: TFC 30 WINTER LLC c/o The Fallon Company One Marina Park Drive Boston, MA 02210 Attn: Joseph F. Fallon With copies to: TFC 30 WINTER LLC c/o The Fallon Company One Marina Park Drive

3 Boston, MA 02210 Attn: Lydia Deneen and DLA Piper LLP (US) 33 Arch Street, 26th Floor Boston, MA 02110 Attention: Geoff Howell, Esq. Payments of Rent shall be made to Landlord at the following address: TFC 30 WINTER LLC c/o The Fallon Company One Marina Park Drive Boston, MA 02210 or such other name and address as Landlord shall, from time to time, designate. N. “Permitted Use” shall mean general office use and no other use or purpose. O. “Premises” shall mean the office space located within the Building and outlined on Exhibit A to this Lease. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. P. “Property” shall mean the Building and the parcel of land on which it is located and other improvements serving the Building, if any, and the parcel of land on which they are located. Q. “Rentable Area of the Building” shall mean 87,228 square feet. R. “Rentable Area of the Premises” shall mean 6,465 square feet. S. “Security Deposit" shall mean the sum of One Hundred Thousand and No/100 Dollars ($100,000.00). The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof. T. “Tax Fiscal Year” shall mean the 12-month fiscal year for the City of Boston, Massachusetts, which currently commences on July 1 of each calendar year and ends on June 30 of each subsequent calendar year. U. “Taxes” is defined in Exhibit C attached hereto. V. “Tenant's Pro Rata Share” shall mean seven and 41/100 percent (7.41%).

4 2. Lease Grant/Possession. A. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is” basis (except as otherwise expressly set forth herein), together with the right, in common with others, to use the Common Areas. The Premises shall be delivered to Tenant in “broom clean” condition. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. B. As of the Commencement Date, Landlord represents and warrants that, to its knowledge, without any investigation or inquiry, the Premises will be free from Hazardous Materials in violation of applicable law. C. Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to tender possession of any portion of the Premises on the date possession is to be delivered due to the holding over of another party, this Lease shall not be void or voidable or otherwise affected and Tenant shall have no claim for damages against Landlord. Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Commencement Date as set forth in Section 1K is a specified date, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, the Expiration Date shall, at the option of Landlord, correspondingly be postponed on a per diem basis, and, upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit F attached hereto. D. Intentionally Omitted. 3. Use. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose that is illegal or dangerous, that creates a nuisance or that would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control the Tenant Parties (as hereinafter defined) in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant shall not, and shall not allow any Tenant Parties to, bring into the Building or the Premises any dangerous or hazardous materials, except for customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable laws. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all Tenant Parties (as hereinafter defined) to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord

5 to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner. Notwithstanding anything in the Lease to the contrary, in no event shall Tenant, or anyone claiming by, though, or under Tenant, be permitted to engage in the business of retail banking. In the event of a breach of this Section 3, Tenant agrees to defend, indemnify, and hold harmless Landlord and Landlord’s Indemnitees (as hereinafter defined) from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), claims, or judgments of any nature arising out of or in connection with the presence of any Hazardous Materials on or in the Premises and/or the Building. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the Commonwealth of Massachusetts or the United States government. 4. Rent. A. Tenant covenants to pay to Landlord during the Lease Term, in lawful money of the United States of America, without prior notice, or demand therefor and without any deduction, defense, counterclaim, setoff or abatement whatsoever except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent.” In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease. Such payments shall be paid concurrently with the payments of the Rent on which the tax is based. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or the Lease Term terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease. B. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

6 C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto. D. Tenant’s obligation so to pay Rent under the Lease shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as expressly provided in the Lease, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant waives all rights now or hereafter existing to terminate, quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent. E. Rent shall be paid to Landlord at the address for payments of Rent set forth in Section 1M of this Lease or at such other place as Landlord may direct in writing from time to time, or, at Landlord’s election, through electronic transfer, ACH or through Landlord’s property management payment portal. Landlord shall provide Tenant with electronic payment instructions in writing prior to any such change of payment instructions taking effect. 5. Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts and shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such Event of Default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any Event of Default of Tenant hereunder that continues after the expiration of any applicable notice and cure periods hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord within ten (10) days after demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. 6. Services to be Furnished by Landlord . A. Landlord shall furnish the following services: (i) heating and air conditioning during Normal Business Hours to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations; (ii) water for use in the common lavatories of the Building; (iii) cleaning of the

7 Premises (consisting of vacuuming of carpeting and dusting of surfaces, after 5:00 p.m. on Business Days) and removing Tenant’s trash (after 5:00 p.m. on Business Days) from the Premises (but Landlord shall not be obligated to remove any trash resulting from Leasehold Improvements or Alterations of Tenant) provided the Premises are kept in good order by Tenant (the cost of said cleaning by Landlord shall be included in Basic Costs); (iv) electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 10 of this Lease and (v) passenger elevator service, 24 hours a day, 7 days a week; and special elevator service on Business Days, upon request of Tenant and subject to scheduling and after hours charges by Landlord. Tenant shall provide Landlord with full access to the Premises to fulfill its responsibilities under this Section. Tenant shall be permitted access to the Building and the Premises on a 24 hour per day, 7 day per week basis, subject to Force Majeure (as hereinafter defined) and Landlord’s reasonable security measures, and subject to Landlord's right to prohibit, restrict or limit access to the Building or the Premises in emergency situations if Landlord determines, in its reasonable discretion, that it is necessary or advisable to do so in order to prevent or protect against death or injury to persons or damage to property. In addition, during the period commencing on the Effective Date and ending on the Commencement Date (the “Storage Period”), Tenant shall be permitted to store the Sixth Floor Furniture (as defined below) in the storage space designated by Landlord in the Building for such use by Tenant, it being agreed that Tenant shall not be responsible for the payment of rent for the use of such storage space for the duration of the Storage Period. As used herein, the term “Sixth Floor Furniture” means the furniture used by Tenant in the ordinary course of business in its premises on the sixth floor of the Building as of the Effective Date. B. Tenant shall provide and pay all charges and deposits for gas, water, sewer, electricity, and other energy, utilities and services if and to the extent used or consumed on the Premises and not included in the Basic Costs of the Building during the Term that now or hereafter separately serve the Premises, or are not expressly to be provided by Landlord elsewhere hereunder. If Tenant requests any other utilities or building services in addition to those identified in Section 6A above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due. C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of utilities and Building services identified in Section 6A in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes shall not render Landlord liable in any respect nor be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. D. Notwithstanding anything to the contrary contained in this Section 6, if: (i) Landlord ceases to furnish any service in the Building for a period in excess of five (5)

8 consecutive Business Days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case Section 16 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive Business Day after Landlord's receipt of the Interruption Notice and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant. 7. Leasehold Improvements; Tenant's Property. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant (“Tenant's Property”) shall be owned and insured by Tenant. Landlord may, nonetheless, at any time prior to, or within one (1) month after, the expiration or earlier termination of this Lease or Tenant's right to possession of the Premises, require Tenant to remove any Leasehold Improvements (the “Required Removables”) at Tenant's sole cost. Upon the termination of the Lease Term or the sooner termination of Tenant's right to possession of the Premises, Tenant shall remove Tenant's Property, all electronic, phone and data cabling exclusively serving the Premises (whether such cabling is located within or outside of the Premises), and all Required Removables. Tenant shall, at its sole cost and expense, repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a “move in” condition. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, (i) Landlord, at Tenant's sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within five (5) days after demand from Landlord and (ii) such failure shall be deemed a holding over by Tenant under Section 24 hereof until such failure is rectified by Tenant or Landlord. 8. Signage. Tenant shall not install any signage visible from the exterior of the Premises; all signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord's prior written consent. Landlord shall at Landlord’s expense, identify Tenant on the ground floor lobby directory in the Building using building standard signage and graphics.

9 9. Maintenance, Repairs and Alterations. A. Landlord shall reasonably maintain the foundations, exterior walls, masonry, structural floors and roof, the heating, ventilating and air conditioning systems serving the common areas of the Building, and elevators of the Building insofar as such elements affect the Premises, and the exterior walkways, sidewalks, and driveways; but in no event shall Landlord be obligated to repair interior glass, windows or doors of the Premises (which responsibility shall be Tenant’s). Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises (including, without limitation, any supplemental electrical or HVAC systems serving Tenant's computer facilities, audio/visual, computer, data or telecommunications systems, special security systems, interior bathrooms, kitchens and kitchen appliances) in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall, within thirty (30) days after Landlord's written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, “Repairs”) in and to the Premises, Building and Property and the facilities and systems thereof, plus an administrative charge of ten percent (10%) of such cost, the need for which Repairs arises out of (1) Tenant's use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant's Property or Required Removables, (3) the moving of Tenant's Property and Required Removables into or out of the Building, (4) any Alterations (hereinafter defined) or other work performed by Landlord pursuant to the Work Letter (subject to any construction allowance), or (5) the act, omission, misuse or negligence of Tenant or any Tenant Parties. B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, “Alterations”), without first obtaining the written consent of Landlord. Prior to commencing any Alterations and as a condition to obtaining Landlord's consent, Tenant shall deliver to Landlord plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 13 hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require. All Alterations shall be constructed in a good and workmanlike manner using Building standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any Alterations may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion of the Alterations, Tenant shall deliver to Landlord “as-built” plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all

10 labor and materials. All Alterations shall comply with the insurance requirements and with applicable codes, ordinances, laws and regulations. Tenant shall reimburse Landlord upon demand for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any Alterations. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. If Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to ten percent (10%) of the cost of such Alterations. In addition, Tenant shall reimburse Landlord for Landlord’s reasonable charges (including any professional fees incurred by Landlord for expenses incurred by Landlord (or charges by Landlord’s designated property management firm for the Property) in reviewing and approving or disapproving plans and specifications for Alterations proposed by Tenant. Landlord's approval of Tenant's plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant's use. 10. Use of Electrical Services by Tenant. All electricity used by Tenant in the Premises be paid for by Tenant by a separate charge billed directly to Tenant by Landlord and payable by Tenant as Additional Rent within thirty (30) days after billing based on the check-meter, if any, installed in the Premises, or at Landlord’s election, if the Premises is not separately metered Tenant shall pay to Landlord, as Additional Rent, $2.25 per square foot of Rentable Area of the Premises per annum (which amount may be increased by Landlord if the cost of providing such electricity is increased by the utility provider). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Tenant's use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects, and all such additional usage shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises, in which case electricity shall be paid directly by Tenant to the utility company providing electrical service, or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate. Notwithstanding the foregoing, to the extent that Tenant is occupying the Premises prior to the Commencement Date pursuant to that certain Sublease Agreement dated March 5, 2020 between Commonwealth Care Alliance, Inc. and Tenant (as amended, the “Sublease Agreement”), Landlord shall not charge

11 Tenant for electricity costs and HVAC costs on account of its use of the Premises pursuant to the Sublease Agreement prior to the Commencement Date. 11. Assignment and Subletting. A. Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord. Landlord shall not unreasonably withhold, condition or delay its consent to any assignment of this Lease or sublet of the Premises, subject to the conditions of this Section 11. Without limitation, it is agreed that Landlord's consent to an assignment or sublet shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (2) the transferee's business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building's prestige, or the proposed transfer would result in a violation of another tenant's rights under its lease at the Building; (3) the transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; or (6) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Building within six (6) months prior to Tenant's delivery of written notice of the proposed Transfer to Landlord. Any attempted Transfer in violation of this Section 11, shall, exercisable in Landlord's sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. If Landlord withholds its consent to any Transfer contrary to the provisions of this Section 11, Tenant's sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. In no event shall any Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder. B. If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, where applicable, and (iii) such other information as Landlord may reasonably request. After Landlord's receipt of the required information and documentation, Landlord shall either: (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect; or (3) in the event of a proposed subletting, terminate this Lease with respect to the portion of the Premises that Tenant proposes to sublease effective the first to occur of ninety (90) days following written notice of such termination or the date the proposed Transfer would have come into effect. Tenant

12 shall pay Landlord a review fee of $1,500.00 for Landlord's review of any proposed Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such proposed Transfer. C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration that Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) days following receipt thereof by Tenant. D. If Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity that owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed. 12. Mechanic's Liens. Tenant will not permit any mechanic's liens or other liens to be placed upon the Property. If a lien is attached to the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by Tenant to Landlord within thirty (30) days after demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim have such lien or claim released of record. Tenant's failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period. 13. Insurance. A. Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Property in an amount equal to the full replacement cost of the Building, excluding leasehold improvements in the Premises, which shall provide protection against loss by fire and other all-risk casualties including earthquake and flood and such other property insurance as may be required by Landlord's mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $3,000,000.00 per occurrence. B. Tenant shall procure and maintain, at its expense, (i) all-risk (special form) property insurance in an amount equal to the full replacement cost of Tenant's Property and

13 any leasehold improvements located in the Premises; (ii) a policy or policies of general liability and umbrella or excess liability insurance applying to Tenant's operations and use of the Premises, providing a minimum limit of $3,000,000.00 per occurrence and in the aggregate, naming Landlord, Landlord’s lender and Landlord's Building manager as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers' compensation insurance in accordance with the laws of the State in which the Property is located and employer's liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause (iv) to be endorsed to waive the insurance carriers' right of subrogation. Tenant shall maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term. C. The insurance requirements set forth in this Section 13 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 13 and 14, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-/VIII in the current Best's Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord's Building manager, and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of change in coverage of available limits of coverage, except upon thirty (30) days' prior written notice to Landlord and Landlord's lenders. Tenant shall list Landlord, Landlord’s Building manager, and Landlord’s lenders as additional insured on its insurance policies. Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy. Landlord shall have the right to approve all deductibles and self- insured retentions under Tenant's policies, which approval shall not be unreasonably withheld, conditioned or delayed. Upon Landlord’s request, Tenant shall carry such other insurance coverages and amounts as are required by prudent owners of property similar to and in the vicinity of the Premises. D. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or Landlord’s Indemnitees or any Tenant Parties. Landlord and Tenant shall give each insurance company

14 that issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. 14. Indemnity. To the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and its agents, partners, mortgagees, shareholders, members, officers, directors, managers, beneficiaries and employees (collectively, “Landlord’s Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord’s Indemnitees, including reasonable attorneys' fees and expenses, for death or injury to persons or damage to property that may arise from the negligence or willful misconduct of Tenant or any of Tenant's agents, members, partners, officers, directors, managers, employees, beneficiaries, contractors, invitees or guests (collectively, the “Tenant Parties”). If any action, suit or proceeding is brought against Landlord or any of Landlord’s Indemnitees by reason of the negligence or willful misconduct of Tenant or any Tenant Parties, then Tenant will, at Tenant's expense and at the option of Landlord or said Landlord Indemnitees, as applicable, by counsel reasonably approved by the same, resist and defend such action, suit or proceeding. In addition, to the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord’s Indemnitees, including, without limitation, reasonable attorneys' fees and expenses, for death or injury to persons or damage to property that may arise from any act or occurrence in the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s Indemnitees. The obligations under this Section 14 shall survive the termination of this Lease. 15. Damages from Certain Causes. To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or any Tenant Parties, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, epidemic, public health emergency, pandemic, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

15 16. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (excluding any leasehold improvements) to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all leasehold improvements and the installation of any furniture, fixtures and equipment that are necessary to permit Tenant's reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant, which abatement shall be in the same proportion that the Rentable Area of the Premises that is unusable by Tenant bears to the total Rentable Area of the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction within the Premises is restored within five (5) Business Days after Landlord's receipt of written notice from Tenant of the occurrence of the damage or destruction. 17. Condemnation. If the whole or any substantial part of the Premises or if the Building or any portion thereof that would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds that are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant and moving costs, which Tenant specifically reserves to itself. When a condemnation or eminent domain taking renders the Premises substantially unsuitable for general office use, and Tenant does in fact cease to occupy the Premises on account of such event, the Tenant may elect to terminate this Lease by written notice given to Landlord within 60 days following the date that notice of such condemnation or eminent domain is first given.

16 18. Events of Default. The following events shall be deemed to be “Events of Default” under this Lease: (i) Tenant fails to pay any Rent when due, (ii) Tenant fails to perform any other provision of this Lease not described in this Section 18, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant's failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed thirty (30) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants with respect to (a) any Transfer as set forth in Section 11, (b) mechanic's liens as set forth in Section 12, (c) insurance as set forth in Section 13 or (d) delivering subordination agreements or estoppel certificates as set forth in Section 25, (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant or any guarantor of this Lease dies or dissolves; (vi) Tenant abandons or vacates the Premises; or (vii) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing. 19. Remedies. A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and that may be pursued successively or cumulatively as Landlord may elect: (1) Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses that Landlord incurs to cure such default; (2) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice; (3) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and (4) Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained

17 herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease. Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. LANDLORD’S NOTICE OF ANY DEFAULT MAY SERVE AS ANY STATUTORY DEMAND OR NOTICE THAT IS A PREREQUISITE TO LANDLORD'S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN ANY APPLICABLE STATE STATUTE OR CASE LAW, AND NO FURTHER NOTICE SHALL BE REQUIRED. TENANT AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM AND WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD'S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT THAT LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION. B. If Landlord exercises either of the remedies provided in Sections 19A(2) or 19A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law. C. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term. To the maximum extent permitted pursuant to applicable law, in no event shall Landlord have a duty to mitigate damages and/or relet the Premises in preference to any other property which Landlord or its affiliate may then have available for rental. Any obligation imposed by law upon Landlord to relet the Premises shall be subject to the right of Landlord and its affiliates to lease other available space prior to reletting the Premises and to lease the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord's reasonable expenses of

18 reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys' fees and brokers' fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder. D. If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, that may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as liquidated damages for loss of the bargain and not as a penalty, at Landlord’s election, either: (1) (i) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (ii) the aggregate sum that at the time of such termination represents the excess, if any, of the present value of the aggregate Rent that would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon that such Rent would have been payable hereunder had this Lease not been terminated, and (iii) any damages in addition thereto, including without limitation reasonable attorneys' fees and court costs, that Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent or (2) the lesser of (i) the aggregate of the Rent payable by Tenant hereunder for the balance of the Lease Term had this Lease not been terminated or (ii) the aggregate thereof for the twelve (12) months ending one year after the termination date, plus in either case the amount of Rent of any kind accrued and unpaid at the time of such termination. Tenant acknowledges and agrees that, in the event of a termination of this Lease, the damages due to Landlord under this Lease will be difficult to ascertain and that that foregoing liquidated damages are a reasonable estimate of the damages that Landlord will sustain. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or any Landlord’s Indemnitees, including, without limitation, reasonable attorneys' fees and expenses, that may arise from an Event of Default. E. Intentionally Omitted. F. The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the

19 balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or any of Landlord’s Indemnitees during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. G. In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all reasonable costs and expenses, including reasonable attorney's fees, incurred therein. In addition, Landlord shall be entitled to recover from Tenant any and all reasonable fees (including, without limitation, reasonable attorney’s fees) incurred in or related to bankruptcy proceedings related to Tenant, including reasonable fees (including, without limitation, reasonable attorney’s fees) incurred in or related to issues and events that are peculiar to bankruptcy. 20. Landlord's Default. In no event shall Landlord be in default unless written notice thereof has been given to Landlord (and all mortgagees of which Tenant has notice) and Landlord (or any such mortgagee at its sole discretion) fails to perform within 30 days (provided, however, that such 30 day period shall be reasonably extended if such performance begins within such period and thereafter is diligently pursued, or if such mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter begins curing within such period, or if later within 30 days after acquiring possession of the Property if the cure requires the mortgagee to obtain possession of the Property, and diligently pursues curing with reasonable promptness). Any mortgagee notice and cure periods set forth in any subordination agreements then in effect under Section 25 shall control to the extent the same differ from the foregoing. 21. No Waiver. Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. 22. Quiet Enjoyment. If and so long as Tenant shall pay all Rent and other charges as herein provided and shall observe and perform all covenants, agreements and obligations contained herein, Landlord warrants peaceful and quiet occupation and enjoyment of the Premises by Tenant as against the claims of all persons lawfully claiming by, through or under Landlord, subject, nevertheless, to the covenants, terms and conditions of this Lease.

20 23. Relocation. Landlord at its sole discretion shall be entitled to cause Tenant to relocate from the Premises to a comparably-sized space, of comparable design and tenant improvements (the “Relocation Space”) within the Building or adjacent buildings within the same Property at any time upon sixty (60) days' prior written notice to Tenant. The reasonable costs actually incurred in connection with the physical relocation of the Tenant to the Relocation Space shall be at the expense of Landlord. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, “Premises” shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined and the Base Rent shall be adjusted so that immediately following such relocation the Base Rent for the Relocation Space on a per square foot of rentable area basis shall be the same as the Base Rent immediately prior to such relocation for the original Premises on a per square foot of rentable area basis. Tenant's Pro Rata Share also be adjusted in accordance with the formula set forth in this Lease. 24. Holding Over. If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant's right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to (a) during the first thirty (30) days of such holdover: the greater of one hundred fifty percent (150%) of (i) the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof and (ii) the fair market rent for the Premises, and otherwise subject to all the covenants and conditions (including obligations to pay Additional Rent) under this Lease, and (b) thereafter: the greater of two hundred percent (200%) of (i) the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof and (ii) the fair market rent for the Premises, and otherwise subject to all the covenants and conditions (including obligations to pay Additional Rent) under this Lease. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Tenant shall also be liable to Landlord for all direct and consequential damages that Landlord may suffer by reason of any holding over by Tenant. Landlord and Tenant acknowledge that the holdover payment is not a penalty, but is a reasonable estimate of the damages to be suffered by Landlord as a consequence of Tenant’s holding over. The provisions of this Section 24 shall survive the termination of this Lease. 25. Subordination to Mortgage; Estoppel Certificate. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of

21 subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building or the Property and Tenant agrees within ten (10) days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. If Tenant fails to execute any subordination or other agreement required by this Section within such ten (10) day period as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable. In the event any mortgagee, or any assignee or third-party purchaser of such mortgagee (each, a “New Owner”), shall succeed to the interest of Landlord, whether by judicial or non judicial foreclosure or otherwise, at the election of such New Owner, Tenant shall, and does hereby agree to, attorn to such New Owner and to recognize such New Owner as its Landlord, and Tenant shall promptly execute and deliver any instrument that such New Owner may reasonably request to evidence such attornment. Tenant agrees that it shall from time-to-time furnish within ten (10) days after so requested by Landlord, a certificate signed by Tenant certifying as to such matters as may be reasonably requested by Landlord, and Tenant’s failure to furnish such certificate within the aforesaid 10-day period shall be deemed to constitute Tenant’s certification of the matters set forth in the certificate as furnished to Tenant. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein. 26. Notice. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if (i) it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, (ii) sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises), or (iii) sent by electronical mail (provided that such electronic mail is followed by delivery of such notice on the next day by either of the methods specified in clauses (i) and (ii) hereof). When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. When sent by electronic mail, upon the receipt by the sending party of written confirmation by the receiving party. The address specified in Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party. 27. Surrender of Premises. Upon the termination of the Lease Term, or upon any termination of Tenant's right to possession of the Premises, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks that Tenant is required to leave on the Premises.

22 28. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days' prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (5) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (7) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (8) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then-existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any abatement of Rent; (9) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause (9), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (10) to enter the Premises to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve (12) months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (11) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building. In exercising its rights under this Section , Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant's business operations in the Premises. This Lease is subject and subordinate to all covenants, restrictions, reservations, liens, conditions, easements and other encumbrances affecting the Property. 29. Miscellaneous. A. If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. B. Tenant agrees not to record this Lease or any short form or memorandum hereof. If Tenant records this Lease or any short form or memorandum hereof, it shall be an Event of Default not subject to any further notice or cure period

23 C. The term “Force Majeure” shall mean strikes, riots, acts of God, shortages of labor or materials, war, pandemics, epidemics, and other public health emergencies, acts of terrorism, governmental laws, regulations or restrictions, governmental inspections, or any other cause whatsoever beyond the control of Landlord. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure. D. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. E. As of the Effective Date, the provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns, subject to Section 11. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations. F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. The provisions of this Section 29F shall survive the termination of this Lease. G. If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them. H. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. I. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

24 J. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof. K. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof. The term “including” shall be deemed to mean “including without limitation”. L. The additional provisions, if any, attached hereto as Exhibit E are hereby incorporated by reference. M. Upon Landlord’s written request, Tenant shall furnish to Landlord an accurate, up to date financial statement of Tenant showing Tenant’s financial condition for the immediately preceding calendar quarter and calendar year, such annual statement to be audited by an independent certified public accountant and certified as true, complete and correct by Tenant’s chief financial officer. If any such financial statements are not publicly available, Landlord shall treat the financial statements confidentially, but shall be permitted to provide them to prospective and current lenders and prospective purchasers and to disclose them where required pursuant to applicable law or in connection with any dispute between Landlord and Tenant. 30. No Offer. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's mortgagee, if required. 31. Entire Agreement. This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties that extend beyond those expressly set forth in this Lease.

25 32. Limitation of Liability. Any liability of Landlord under this Lease shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord, its members, or its or their respective members, partners, shareholders, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its members, or its or their respective members, partners, shareholders, officers, directors, agents or employees. In no event shall Landlord be liable for consequential or punitive damages as a result of a breach or default under or otherwise in connection with this Lease. [SIGNATURE PAGE FOLLOWS]

[Signature Page to 30 Winter Street Office Lease] IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written. LANDLORD: TFC 30 WINTER LLC, a Massachusetts limited liability By: __________________________ Name: __________________________ Title: __________________________ TENANT: AVEO PHARMACEUTICALS, INC., a Delaware corporation By: __________________________ Name: __________________________ Title: __________________________

A-1 EXHIBIT A OUTLINE AND LOCATION OF PREMISES [Attached]

B-1 EXHIBIT B RULES AND REGULATIONS The following rules and regulations shall apply, where applicable, to the Premises, the Building, the Property and the appurtenances thereto: 1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows that would be unsightly from the Building's corridors or from the exterior of the Building. 2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or any Tenant Parties, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor. 3. Any sign, lettering, picture, notice or advertisement installed within the Premises that is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant. 4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of the Lease. 5. Tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, communications equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel. 6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in

B-2 the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom. 7. All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day. 8. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves that may be transmitted beyond the Premises. 9. Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same. 10. Tenant shall not use the Premises in any manner that would overload the standard heating, ventilating or air conditioning systems of the Building. 11. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves that adversely affect or interfere with the operation of any systems or equipment in the Building or Property. 12. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes. 13. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices that are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant in the Building. 14. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services. 15. Tenant shall not open or permit to be opened any window in the Premises. This provision shall not be construed as limiting access of Tenant to any balcony adjoining the Premises. 16. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord's sole discretion. 17. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction,

B-3 with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property. 18. Tenant shall not use or occupy the Premises in any manner or for any purpose that would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose. 19. All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner that may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use that is inconsistent with good business practice. 20. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner that will not interfere with the rights of other tenants in the Building. 21. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant and the Tenant Parties shall comply with Landlord's reasonable requirements thereto. 22. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately. 23. Neither Tenant nor any Tenant Parties shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area. In no event shall Tenant or any Tenant Parties smoke in the hallways or bathrooms of the Building or at the entrances to the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as “no smoking” areas and to designate the entire Building and the Property as a “no smoking” area. [END OF EXHIBIT B]

C-1 EXHIBIT C PAYMENT OF BASIC COSTS A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant's Pro Rata Share of the amount by which Basic Costs (as defined below) for the applicable calendar year exceeds Basic Costs for the Base Year. During each Tax Fiscal Year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Taxes (as defined below) for the applicable Tax Fiscal Year exceeds Taxes for the Base Year. In no event shall Tenant's Pro Rata Share of Basic Costs for any calendar year or Tenant's Pro Rata Share of Taxes for any Tax Fiscal Year be less than zero. Prior to the Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of (1) Basic Costs and Taxes for the applicable full or partial calendar year and Tenant's Pro Rata Share thereof and (2) Taxes for the applicable full or partial Tax Fiscal Year and Tenant’s Pro Rate Share thereof. On or before the first day of each month during the Lease Term, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of (1) Landlord's estimate of the amount by which Basic Costs for the applicable calendar year will exceed Basic Costs for the Base Year, and (2) Landlord's estimate of the amount by which Taxes for the applicable Tax Fiscal Year will exceed Taxes for the Base Year. Landlord shall have the right from time to time to reasonably revise the estimate of Basic Costs and Taxes and provide Tenant with a revised statements therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year for Basic Costs and twice in any Tax Fiscal Year for Taxes), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and/or Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and/or Taxes for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year's estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord's written demand. Any overpayment of Additional Rent shall, at Landlord's option, be refunded to Tenant or credited against the installments of Additional Rent next coming due under the Lease. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below when actual Basic Costs or actual Taxes, as applicable, are determined. B. Following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and Taxes for the previous calendar year and Tax Fiscal Year (Landlord shall endeavor to provide the same within ninety (90) days following the end of each calendar year during the Lease Term). If for any calendar year (or, as applicable, Tax Fiscal Year) the Additional Rent collected for the prior year, as a result of Landlord's estimate of Basic Costs or Taxes, is in excess of Tenant's Pro Rata Share of the amount by which Basic Costs or Taxes, as applicable, for such prior year exceeds Basic Costs or Taxes for the Base Year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option

C-2 apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease. C. “Basic Costs” shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), that Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property. Basic Costs shall include, without limitation, insurance premiums and deductibles, capital expenditures, including the amortized cost of capital improvements made to the Building or the Property that are (i) for the purpose of reducing operating expense costs or otherwise improve the operating efficiency of the Property or Building; or (ii) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier; or (iii) primarily for the purpose of improving security at the Property or the Building. The cost of any capital expenditures that exceeds $50,000 per item shall be amortized over the useful life thereof, as reasonably determined by Landlord, and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital expenditure in question as of the date such capital expenditure is performed. D. Basic Costs shall not include the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, except as provided in Paragraph C above; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers' leasing commissions or compensation and advertising and other marketing expenses; (v) costs of other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas); (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys' fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants, (other than through the payment of additional rent under such tenants' leases) or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (x) rental under any ground or underlying lease or leases; and (xi) Taxes. E. “Taxes” shall mean (i) all real estate taxes and assessments on the Property, the Building or the Premises (including, without limitation, assessments for public improvements or benefits, business improvement district fees and water and sewer use charges), and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property, (ii) all personal property taxes for the Building's personal property, including license expenses, (iii) all taxes imposed on services of Landlord's agents and employees, (iv) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon rent received by Landlord, (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except

C-3 as relate to specific tenants), and (vi) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. Estimates of real estate taxes and assessments for any Tax Fiscal Year during the Lease Term shall be determined based on Landlord's good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such Tax Fiscal Year, as opposed to the real estate taxes and assessments paid or payable for such Tax Fiscal Year. F. If the Building and the other buildings Landlord operates in conjunction therewith, if any, are not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the Rentable Area of the Building and such other buildings, if any, at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building and such other buildings during such year. If Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for the Base Year shall also be determined as if the Building and such other buildings, if any, had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building and such other buildings. G. Intentionally Omitted. H. Basic Costs that are incurred jointly for the benefit of the Building and one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, may be allocated between the Building and the other buildings or properties in accordance with the ratio of their respective rentable areas calculated using a consistent methodology, unless the other buildings or properties are used for a purpose materially different than the Building, in which case the affected cost items may be allocated on a reasonable basis. Basic Costs incurred for the benefit of less than all of the tenants at the Property or in the Building may be allocated among such tenants based on the rentable square footage of their respective premises. [END OF EXHIBIT C]

D-1 EXHIBIT D INTENTIONALLY OMITTED

E-1 EXHIBIT E ADDITIONAL PROVISIONS A. Extension Option. Landlord hereby grants to Tenant an option to extend the Lease Term for one (1) period of three (3) years (the “Extension Period”). The Extension Period shall commence on the day following the expiration of the initial Lease Term (the “Extension Commencement Date”) and shall expire on the day preceding the third anniversary of the Extension Commencement Date, unless sooner terminated in accordance with the terms and provisions of the Lease (the “Extension Termination Date”). B. The Extension Period shall be upon the same terms, covenants and conditions as set forth in the Lease with respect to the initial Lease Term, except that Base Rent payable during the Extension Period shall be paid according to the following schedule (the “Extension Period Rental Rate”). For purposes of the Extension Period Rental Rate, each “Extension Lease Year” shall mean the twelve (12) month period commencing on the Extension Commencement Date, and on each anniversary of the Extension Commencement Date (or portion thereof ending on the Extension Termination Date). PERIOD ANNUAL BASE RENT MONTHLY INSTALLMENTS OF BASE RENT First Extension Lease Year $336,180.00 $28,015.00 Second Extension Lease Year $342,645.00 $28,553.75 Third Extension Lease Year $349,110.00 $29,092.50 Tenant shall be required to pay Tenant's Pro Rata Share of Basic Costs and Taxes during the Extension Period, if Tenant has elected to extend the term of Lease. C. If Tenant desires to extend the Lease Term for the Extension Period at the Extension Period Rental Rate, Tenant shall deliver written notice ("Extension Notice") to Landlord to such effect, which notice shall be given no later than nine (9) months prior to the expiration of the initial Lease Term, time being of the essence. If not so exercised, Tenant's option to extend shall thereupon automatically expire. Once Tenant delivers the Extension Notice to the Landlord, as provided above, Tenant's election to extend the Lease Term shall be irrevocable by Tenant. D. Unless Landlord, in its sole and absolute discretion, otherwise agrees in writing, Tenant may only exercise its option to extend and an exercise thereof shall only be effective, if at the time of Tenant's exercise of the option and on the Extension Commencement Date, the Lease is in full force and effect and no uncured default by Tenant under the Lease shall then exist, and,

E-2 inasmuch as the option to extend is intended only for the original Tenant named in the Lease, Tenant has not assigned the Lease or sublet any portion of the Premises. E. Upon the valid exercise by Tenant of the option to extend, Landlord and Tenant shall promptly enter into a written supplement to the Lease confirming the terms, conditions and provisions applicable to the Extension Period, as determined in accordance with the provisions of this Section.

F-1 EXHIBIT F COMMENCEMENT LETTER Date________________ Tenant______________ Address_____________ ____________________ Re: Commencement Letter with respect to that certain Lease dated ______________________________ by and between ________________________, as Landlord, and __________________, a(n) __________, as Tenant, for a Rentable Area in the Premises of _________ square feet on the _________ floor of the Building located at ___________________, _______, ____. Dear _____________: In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows: The Commencement Date of the Lease is _________________________; and The Expiration Date of the Lease is ____________________________. Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention. Sincerely, XXXXXXXXX Property Manager Agreed and Accepted: TENANT: By: Name: Title: